Exhibit 10.3
EXECUTION COPY
CONTRIBUTION, CONVEYANCE
AND ASSUMPTION AGREEMENT
     THIS CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT, dated as of December 7, 2005, is entered into by and among DCP MIDSTREAM PARTNERS, LP, a Delaware limited partnership (“MLP”), DCP MIDSTREAM OPERATING, LP, a Delaware limited partnership (“OLP”), DCP MIDSTREAM GP, LLC, a Delaware limited liability company (“DCP GP LLC”), DCP MIDSTREAM GP, LP, a Delaware limited partnership (“DCP GP LP”), DUKE ENERGY FIELD SERVICES, LLC, a Delaware limited liability company (“DEFS”), DEFS HOLDING 1 LLC, a Delaware limited liability company (“DEFS Holding 1”), DEFS HOLDING, LLC, a Delaware limited liability company (“DEFS Holding”), DCP ASSETS HOLDINGS, LP (formerly named DEFS Assets Holding, LP), a Delaware limited partnership (“DCP Assets Holdings”), DCP ASSETS HOLDINGS GP, LLC, a Delaware limited liability company (“DCP Assets Holdings GP”), DUKE ENERGY NGL SERVICES, LP, a Delaware limited partnership (“DENGL”), DCP BLACK LAKE HOLDINGS, LLC, a Delaware limited liability company (“Black Lake Holdings”), DCP LP HOLDINGS, LP, a Delaware limited partnership (“DCP LP Holdings”), and DUKE ENERGY GUADALUPE PIPELINE HOLDINGS, INC., a Delaware corporation (“Guadalupe Holdings”). The parties to this agreement are collectively referred to herein as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Section 1.1.
RECITALS
     WHEREAS, DEFS and DCP GP LP have formed MLP, pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), for the purpose of engaging in any business activity that is approved by DCP GP LP and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act.
     WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, the following actions have been taken prior to the date hereof:
          1. DEFS formed DCP GP LLC, under the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), and contributed $1,000 in exchange for all of the member interests in DCP GP LLC.
          2. DCP GP LLC and DEFS formed DCP GP LP, under the terms of the Delaware LP Act, to which DCP GP LLC contributed $0.01 and DEFS contributed $999.99 in exchange for a 0.001% general partner interest and 99.999% limited partner interest, respectively.
          3. DCP GP LP and DEFS formed MLP, under the terms of the Delaware LP Act, to which DCP GP LP contributed $40 and DEFS contributed $1,960 in exchange for a 2% general partner interest and 98% limited partner interest, respectively.

          4. MLP formed DCP Midstream Operating, LLC, a Delaware limited liability company (“OLP GP”), under the terms of the Delaware LLC Act, and contributed $1,000 in exchange for all of the member interests in OLP GP.
          5. OLP GP and MLP formed OLP, under the terms of the Delaware Act, to which OLP GP contributed $0.01 and MLP contributed $999.99 in exchange for a 0.001% general partner interest and 99.999% limited partner interest, respectively.
          6. DEFS Holding formed DCP Assets Holdings GP under the terms of the Delaware LLC Act, and contributed $1,000 in exchange for all of the member interests in DCP Assets Holdings GP.
          7. DEFS formed Guadalupe Holdings, under the terms of the Delaware General Corporation Law (the “Delaware Law”), and contributed $1,000 in exchange for all of the stock in Guadalupe Holdings.
          8. DEFS and Guadalupe Holdings formed DCP LP Holdings, under the terms of the Delaware LP Act, to which DEFS contributed $500 and Guadalupe Holdings contributed $500 in exchange for a 50% general partner interest and 50% limited partner interest, respectively.
          9. DENGL formed Black Lake Holdings, under the terms of the Delaware LLC Act, and contributed $1,000 in exchange for all of the member interests in Black Lake Holding.
     WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the following matters shall occur:
          1. DCP Assets Holdings will distribute all of its stock in Duke Energy Guadalupe Pipeline, Inc., a Delaware corporation (“DEGP”), and its member interests in (a) Discovery Producer Services, LLC, a Delaware limited liability company (“Discovery”), (b) PanEnergy Dauphin Island LLC, a Delaware limited liability company (“PanEnergy”), (c) Gulf Coast NGL Pipeline, LLC, a Delaware limited liability company (“Gulf Coast”), (d) Centana Gathering LLC, a Delaware limited liability company (“Centana”), (e) DEFS Industrial Gas Co. LLC, a Delaware limited liability company (“DIGC”), and (f) Centana Intrastate Pipeline LLC, a Delaware limited liability company (“CIP”), to DEFS (of which 0.5% of each of these distributions will be made to DEFS on behalf of DEFS Holding).
          2. DEFS will convey all of its stock in DEGP to Guadalupe Holdings as a capital contribution.
          3. DEGP will file a certificate of conversion under Delaware Law to convert into a Delaware limited liability company named Duke Energy Guadalupe Pipeline, LLC (“DEGP LLC”).
          4. Gas Supply Resources Inc., a Texas corporation (“Resources”), and GSRI Transportation Inc., a Texas corporation (“Transportation”), each will file articles of conversion under the Texas Business Corporation Act (“TBCA”) to convert into Texas limited liability companies, named Gas Supply Resources LLC (“Resources LLC”), and GSRI Transportation LLC (“Transportation LLC”), respectively.
          5. DCP Assets Holdings and all of its subsidiaries will distribute approximately all of their accounts receivable as of the closing of the Offering (“Closing Time”) to their respective equity owners, and each such equity owner will in turn distribute these accounts receivable to their equity owners, and this process of distributions will continue until such accounts receivable are distributed to DEFS.
          6. DEFS Holding will convey its 0.5% general partner interest in DCP Assets Holdings to DCP Assets Holdings GP as a capital contribution.
          7. DENGL will contribute a 45% partnership interest in Black Lake Pipe Line Company, a Texas general partnership (“Black Lake”), to Black Lake Holdings as a capital contribution.
          8. DENGL will distribute its member interest in Black Lake Holdings to DEFS Holding 1 and DEFS Holding, on a pro rata basis based on their respective ownership interests in DENGL (99.5% and 0.5% for DEFS Holding 1 and DEFS Holding, respectively), and DEFS Holding 1 will distribute its member interest in Black Lake Holdings to DEFS; in turn, DEFS and DEFS Holding will convey their member interests in Black Lake Holdings to DCP Assets Holdings as a capital contribution.
          9. DEFS will convey a limited partner interest in DCP Assets Holdings with a value equal to 2% of the equity of MLP plus the amount of any cash distributed to DCP GP LP by MLP (the “Interest”) to DCP GP LP as a capital contribution (of which 0.001% of such conveyance will be made to DEFS on behalf of DCP GP LLC).
          10. DEFS will convey its remaining limited partner interest in DCP Assets Holdings to DCP LP Holdings as a capital contribution.
          11. DEFS Holding will convey its member interests in DCP Assets Holdings GP to DCP LP Holdings in exchange for a limited partner interest in DCP LP Holdings.
          12. Guadalupe Holdings will convey its member interest in DEGP LLC to DCP LP Holdings as a capital contribution.
          13. DCP GP LP will contribute the Interest to MLP in exchange for (a) a continuation of its 2% general partner interest in MLP, (b) the issuance of the IDRs of the MLP, (c) the right to receive approximately $3.447 million to reimburse DCP GP LP for certain capital expenditures and (d) the right to receive $183.0 million sourced to new indebtedness recourse to DCP GP LP (the “Initial Recourse Debt”).
          14. DCP LP Holdings will contribute its partner interests in DCP Assets Holdings and its member interest in DCP Assets Holdings GP to MLP in exchange for (a) 1,357,143 Common Units in MLP (representing a 7.6% interest), (b) 7,142,857 Sub Units in MLP (representing a 40% interest) and (c) the right to receive approximately $5.153 million to reimburse DCP LP Holdings of certain capital expenditures.

          15. The public, through the Underwriters, will contribute $193.5 million in cash, less the net amount of $12,571,875 payable to the Underwriters after taking into account the Underwriters’ discount, the structuring fees payable to the Underwriters and the Underwriters’ reimbursement of certain expenses incurred by the MLP in connection with the Offering, in exchange for 9,000,000 Common Units in MLP (representing a 50.4% interest).
          16. MLP will (a) pay transaction expenses associated with the transactions contemplated by this Agreement in the amount of approximately $4.7 million (exclusive of the Underwriter’s spread but including debt placement costs), (b) distribute approximately $3.447 million to DCP GP LP to reimburse DCP GP LP for certain capital expenditures, (c) distribute approximately $5.153 million to DCP LP Holdings to reimburse DCP LP Holdings for certain capital expenditures, (d) contribute $53.9 million in the aggregate to DCP LP Holdings to replenish working capital (of which 0.001% of such contribution will be made to DCP LP Holdings on behalf of DCP Assets Holdings GP); and (f) contribute $113.7 million in cash, its member interest in DCP Assets Holdings GP and its limited partner interest in DCP Assets Holdings to OLP as a capital contribution (of which 0.001% of such contribution will be made to OLP on behalf of OLP GP).
          17. OLP will buy U.S. Treasury securities or other qualifying securities permitted to be pledged as collateral pursuant to the terms of the Term Loan Facility (the “Securities”) for $73.0 million in cash and will incur the Initial Recourse Debt by borrowing $183.0 million from lenders, of which $73.0 million will be borrowed pursuant to the Term Loan Facility and the remainder will be borrowed pursuant to the Revolving Credit Facility, using the Securities as collateral security for $73.0 million of borrowings under the Term Loan Facility with MLP guaranteeing the Initial Recourse Debt.
          18. OLP will distribute the borrowed funds of $183.0 million to MLP (of which 0.001% of such distribution will be made to MLP on behalf of OLP GP) and MLP, in turn, will distribute the funds to DCP GP LP.
          19. DCP GP LP will loan the funds distributed to it pursuant to the preceding paragraph 18 and will distribute other cash received to DEFS (of which 0.001% of such distribution will be made to DEFS on behalf of DCP GP LLC), and DEFS will use the proceeds to retire its indebtedness.
          20. If the Underwriters exercise their option to purchase up to an additional 1,350,000 Common Units (the “Option”), the proceeds of that exercise, net of the applicable Underwriter’s spread, shall be contributed by MLP to OLP and then the OLP will buy additional Securities, which will be used as collateral for borrowings by OLP of up to $27.1 million pursuant to the Term Loan Facility guaranteed by MLP (the “Subsequent Recourse Debt”); the funds borrowed by OLP will then be distributed to MLP which will use them to redeem from DCP LP Holdings a number of Common Units sold by MLP pursuant to the exercise of the Shoe.
          21. DCP LP Holdings will loan the funds received from the sale of the Common Units pursuant to the preceding paragraph 20 to DEFS.

          22. DCP Assets Holdings will distribute a 0.001% member interest in Black Lake Holdings to OLP and DCP Assets Holdings GP on a pro rata basis in accordance with their percentage ownership interests in DCP Assets Holdings.
          23. OLP will convey its interest in Black Lake Holdings to DCP Assets Holdings GP.
          24. Black Lake Holdings will file a certificate of conversion under Delaware Law to convert into a Delaware limited partnership named DCP Black Lake Holdings, LP and to designate DCP Assets Holdings GP as the general partner thereof and DCP Assets Holdings as the sole limited partner thereto.
          25. The agreements of limited partnership and the limited liability company agreements of the aforementioned entities will be amended and restated to the extent necessary to reflect the applicable matters set forth above and as contained in this Agreement.

     NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:
ARTICLE 1
DEFINITIONS
          Section 1.1 The following capitalized terms shall have the meanings given below.
          (a) “Acquisition” means consummation of the transactions contemplated by the terms of this Agreement.
          (b) “Agreement” means this Contribution, Conveyance and Assumption Agreement.
          (c) “Common Unit” has the meaning assigned to such term in the Partnership Agreement.
          (d) “Credit Agreement” means the Credit Agreement, dated as of December 7, 2005, among the OLP, the MLP, the subsidiaries of the MLP, Wachovia Bank, National Association, as administrative agent for the lenders named therein.
          (e) “Effective Time” shall mean 8:00 a.m. New York, New York time on December 7, 2005.
          (f) “IDRs” means “Incentive Distribution Rights” as such term is defined in the Partnership Agreement.
          (g) “MLP” has the meaning assigned to such term in the opening paragraph of this Agreement.
          (h) “Offering” means the initial public offering by MLP of Common Units.
          (i) “Omnibus Agreement” means that certain Omnibus Agreement of even date herewith, among DEFS, DCP GP LLC, DCP GP LP, MLP and OLP.
          (j) “Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of DCP Midstream Partners, LP dated as of December 7, 2005.
          (k) “Partnership Group” has the meaning assigned to such term in the Omnibus Agreement.
          (l) “Registration Statement” means the registration statement on Form S-1 (Registration No. 333-128378) filed by MLP relating to the Offering.
          (m) “Revolving Credit Facility” means the revolving credit facility of up to $250.0 million under the Credit Agreement.

          (n) “Sub Unit” means “Subordinated Unit” as such term is defined in the Partnership Agreement.
          (o) “Term Loan Facility” means the term loan facility of up to $175.0 million under the Credit Agreement.
          (p) “Underwriters” means Lehman Brothers Inc., Citigroup Global Markets Inc., UBS Securities LLC, Wachovia Capital Markets, LLC, A.G. Edwards & Sons, Inc. and KeyBanc Capital Markets, a division of McDonald Investments, Inc.
ARTICLE 2
CONTRIBUTIONS, ACKNOWLEDGMENTS AND DISTRIBUTIONS
          Section 2.1 Distribution of DEGP by DCP Assets Holdings. DCP Assets Holdings hereby distributes, grants, bargains, conveys, assigns, transfers, sets over and delivers to DEFS, its successors and assigns, for its use forever, all right, title and interest in and to all of its shares of DEGP common stock (of which 0.5% of such distribution is being made on behalf of DEFS Holding). DEFS hereby accepts such shares of common stock in DEGP as a distribution.
          Section 2.2 Distribution of Discovery by DCP Assets Holdings. DCP Assets Holdings hereby distributes, grants, bargains, conveys, assigns, transfers, sets over and delivers to DEFS, its successors and assigns, for its use forever, all right, title and interest in and to all of its member interests in Discovery (of which 0.5% of such distribution is being made on behalf of DEFS Holding). DEFS hereby accepts such member interests in Discovery as a distribution.
          Section 2.3 Distribution of PanEnergy by DCP Assets Holdings. DCP Assets Holdings hereby distributes, grants, bargains, conveys, assigns, transfers, sets over and delivers to DEFS, its successors and assigns, for its use forever, all right, title and interest in and to all of its member interests in PanEnergy (of which 0.5% of such distribution is being made on behalf of DEFS Holding). DEFS hereby accepts such member interests in PanEnergy as a distribution.
          Section 2.4 Distribution of Gulf Coast by DCP Assets Holdings. DCP Assets Holdings hereby distributes, grants, bargains, conveys, assigns, transfers, sets over and delivers to DEFS, its successors and assigns, for its use forever, all right, title and interest in and to all of its member interests in Gulf Coast (of which 0.5% of such distribution is being made on behalf of DEFS Holding). DEFS hereby accepts such member interests in Gulf Coast as a distribution.
          Section 2.5 Distribution of Centana by DCP Assets Holdings. DCP Assets Holdings hereby distributes, grants, bargains, conveys, assigns, transfers, sets over and delivers to DEFS, its successors and assigns, for its use forever, all right, title and interest in and to all of its member interests in Centana (of which 0.5% of such distribution is being made on behalf of DEFS Holding). DEFS hereby accepts such member interests in Centana as a distribution.
          Section 2.6 Distribution of DIGC by DCP Assets Holdings. DCP Assets Holdings hereby distributes, grants, bargains, conveys, assigns, transfers, sets over and delivers to DEFS, its successors and assigns, for its use forever, all right, title and interest in and to all of its member interests in DIGC (of which 0.5% of such distribution is being made on behalf of DEFS Holding). DEFS hereby accepts such member interests in DIGC as a distribution.
          Section 2.7 Distribution of CIP by DCP Assets Holdings. DCP Assets Holdings hereby distributes, grants, bargains, conveys, assigns, transfers, sets over and delivers to DEFS, its successors and assigns, for its use forever, all right, title and interest in and to all of its member interests in CIP (of which 0.5% of such distribution is being made on behalf of DEFS Holding). DEFS hereby accepts such member interests in CIP as a distribution.
          Section 2.8 Contribution of DEGP Common Stock to Guadalupe Holdings. DEFS hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Guadalupe Holdings, its successors and assigns, for its and their own use forever, all right, title and interest in and to all of its shares of DEGP common stock, as a capital contribution, and Guadalupe Holdings hereby accepts such DEGP shares as a contribution to the capital of Guadalupe Holdings.
          Section 2.9 Conversion of DEGP to DEGP LLC. The Parties acknowledge that DEGP has adopted a certificate of conversion in the form attached hereto as Exhibit A and pursuant thereto has converted to DEGP LLC, a Delaware limited liability company, having Guadalupe Holdings as a sole member.
          Section 2.10 Conversion of Resources to Resources LLC. The Parties acknowledge that Resources has adopted articles of conversion in the form attached hereto as Exhibit B and pursuant thereto has converted to Resources LLC, a Texas limited liability company, having DEGP LLC as a sole member.
          Section 2.11 Conversion of Transportation to Transportation LLC. The Parties acknowledge that Transportation has adopted articles of conversion in the form attached hereto as Exhibit C and pursuant thereto has converted to Transportation LLC, a Texas limited liability company, having Resources LLC as a sole member.
          Section 2.12 Distribution of Working Capital Assets by DCP Assets Holdings and its Subsidiaries. DCP Assets Holdings and its subsidiaries hereby distribute, grant, bargain, convey, assign, transfer, set over and deliver to their respective equity owners, and each such equity owner will in turn distribute these accounts receivable to their equity owners, and this process of distributions will continue until such accounts receivable are distributed to DEFS, its successors and assigns, for its use forever, all of their accounts receivable as of the Closing Time. DEFS hereby accepts such accounts receivable as a distribution.
          Section 2.13 Contribution of General Partner Interest in DCP Assets Holdings to DCP Assets Holdings GP. DEFS Holding hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to DCP Assets Holdings GP, its successors and assigns, for its and their own use forever, all right, title and interest in and to its 0.5% general partner interest in DCP Assets Holdings, as a capital contribution, and DCP Assets Holdings GP hereby accepts such general partner interest as a contribution to the capital of DCP Assets Holdings GP.
          Section 2.14 Contribution of Black Lake Interest to Black Lake Holdings. DENGL hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Black Lake Holdings, its successors and assigns, for its and their own use forever, all right, title and interest in and to a 45% partner interest in Black Lake (the “Black Lake Interest”), as a capital contribution, and Black Lake Holdings hereby accepts the Black Lake Interest as a contribution to the capital of Black Lake Holdings. The transfer of the Black Lake Interest from DENGL to Black Lake Holdings shall be further evidenced by the execution and delivery by DENGL and Black Lake Holdings of an Assignment and Assumption Agreement in the form attached hereto as Exhibit D.
          Section 2.15 Conveyance of Member Interest in Black Lake Holdings to DEFS Holding 1 and DEFS Holding. DENGL hereby distributes, grants, bargains, conveys, assigns, transfers, sets over and delivers to DEFS Holding 1 and DEFS Holding, their successors and assigns, for their own use forever, all right, title and interest in and to Black Lake Holdings, on a pro rata basis based on their respective 99.5% and 0.5% ownership interests in DENGL, and DEFS Holding 1 and DEFS Holding hereby accept such member interests in Black Lake Holdings.
          Section 2.16 Distribution of Member Interests in Black Lake Holdings by DEFS Holding 1. DEFS Holding 1 hereby distributes, grants, bargains, conveys, assigns, transfers, sets over and delivers to DEFS, its successors and assigns, for its and their own use forever, all right, title and interest in and to all of its 99.5% member interest in Black Lake Holdings, and DEFS hereby accepts such interest in Black Lake as a distribution.
          Section 2.17 Contribution of Black Lake Holdings to DCP Assets Holdings. DEFS Holding 2 hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to DCP Assets Holdings, its successors and assigns, for its and their own use forever, all right, title and interest in and to its 0.5% interest in Black Lake Holdings, as a capital contribution, and DCP Assets Holdings hereby accepts such interest as a contribution to the capital of DCP Assets Holdings.
          Section 2.18 Contribution of Black Lake Holdings to DCP Assets Holdings. DEFS hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to DCP Assets Holdings, its successors and assigns, for its and their own use forever, all right, title and interest in and to its 99.5% interest in Black Lake Holdings, as a capital contribution, and DCP Assets Holdings hereby accepts such interest as a contribution to the capital of DCP Assets Holdings.
          Section 2.19 Contribution of the Interest to DCP GP LP. DEFS hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to DCP GP LP, its successors and assigns, for its and their own use forever, all right, title and interest in and to the Interest (of which 0.001% of such contribution is being made on behalf of DCP GP LLC), as a capital contribution, and DCP GP LP hereby accepts the Interest as a contribution to the capital of DCP GP LP.

          Section 2.20 Contribution of Remaining Interest in DCP Assets Holdings to DCP LP Holdings. DEFS hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to DCP LP Holdings, its successors and assigns, for its and their own use forever, all right, title and interest in and to its remaining interest in DCP Assets Holdings after the contribution of the Interest to DCP GP LP, as a capital contribution, and DCP LP Holdings hereby accepts such member interest as a contribution to the capital of DCP LP Holdings.
          Section 2.21 Contribution of Member Interest in DCP Assets Holdings to DCP LP Holdings. DEFS Holding hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to DCP LP Holdings, its successors and assigns, for its and their own use forever, all right, title and interest in and to its membership interest in DCP Assets Holdings GP in exchange for a 0.5% limited partner interest in DCP LP Holdings, and DCP LP Holdings hereby accepts such member interest as a contribution to the capital of DCP LP Holdings.
          Section 2.22 Contribution of DEGP LLC Member Interest to DCP LP Holdings. Guadalupe Holdings hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to DCP LP Holdings, its successors and assigns, for its and their own use forever, all right, title and interest in and to its member interest in DEGP LLC, as a capital contribution, and DCP LP Holdings hereby accepts such member interest as a contribution to the capital of DCP LP Holdings.
          Section 2.23 Contribution of the Interest by DCP GP LP to MLP. DCP GP LP hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to MLP, its successors and assigns, for its and their own use forever, all right, title and interest in and to the Interest, as a capital contribution, in exchange for (a) a continuation of its 2% general partner interest in MLP, (b) the issuance of the IDRs, (c) the right to receive approximately $3.447 million to reimburse DCP GP LP for certain capital expenditures, (d) the right to receive the Initial Recourse Debt and (e) other good and valuable consideration, the sufficiency of which is hereby acknowledged, and MLP hereby accepts the Interest as a contribution to the capital of MLP.
          Section 2.24 Contribution of Interests in DCP Assets Holdings and DEGP LLC to MLP. DCP LP Holdings hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to MLP, its successors and assigns, for its and their own use forever, all right, title and interest in and to its partner interests in DCP Assets Holdings, and its member interests in DCP Assets Holdings GP in exchange for (a) 1,357,143 Common Units, representing a 7.6% interest in MLP, (b) 7,142,857 Sub Units, representing a 40% interest in MLP, (c) the right to receive approximately $5.153 million to reimburse DCP LP Holdings for certain capital expenditures and (d) other good and valuable consideration, the sufficiency of which is hereby acknowledged, and MLP hereby accepts such partner interests in DCP Assets Holdings and its member interests in DCP Assets Holdings GP as a contribution to the capital of MLP.
          Section 2.25 Public Cash Contribution. The Parties acknowledge a capital contribution by the public through the Underwriters to MLP of $193.5 million in cash ($180,928,125 net to MLP after taking into account the Underwriters’ discount, the structuring fees payable to the Underwriters and the Underwriters’ reimbursement of certain expenses incurred by the MLP in connection with the Offering) in exchange for 9,000,000 Common Units, representing a 50.4% interest in MLP.
          Section 2.26 Payment of Transaction Costs. The Parties acknowledge (a) the payment by MLP, in connection with the Acquisition, of transaction expenses in the amount of approximately $4.7 million (exclusive of the Underwriter’s spread but including debt placement costs), (b) the distribution by MLP of approximately $3.447 million to DCP GP LP to reimburse it for certain capital expenditures, (c) the distribution by MLP of approximately $5.153 million to DCP LP Holdings to reimburse it for certain capital expenditures and (d) the contribution by MLP of approximately $53.9 million to DCP Assets Holdings (of which 0.001% is being contributed on behalf of DCP Assets Holdings GP) to replenish working capital.
          Section 2.27 Contribution of Member Interest in DCP Assets Holdings, Limited Partner Interest in DCP Assets Holdings and Cash to OLP. MLP hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to OLP, its successors and assigns, for its and their own use forever, all right, title and interest in and to its member interest in DCP Assets Holdings GP, its limited partner interest in DCP Assets Holdings and $113.7 million in cash (of which 0.001% is being contributed on behalf of OLP GP), as a capital contribution, and DCP LP Holdings hereby accepts such membership interest, limited partner interest and cash as a contribution to the capital of DCP LP Holdings.
          Section 2.28 Purchase of Securities by OLP and Incurrence of Initial Recourse Debt by OLP. The Parties acknowledge (i) the purchase by OLP of $73.0 million in principal amount of Securities, (ii) the incurrence of the Initial Recourse Debt by OLP, (iii) the pledge of the Securities referred to in clause (i) of this Section 2.28 as collateral for the borrowings under the Term Loan Facility and (iv) the guarantee of the Initial Recourse Debt by MLP.
          Section 2.29 Distribution of Proceeds from Initial Recourse Debt by OLP to MLP. OLP hereby distributes, grants, bargains, conveys, assigns, transfers, sets over and delivers to MLP, its successors and assigns, for its use forever, all right, title and interest in and to cash in an amount equal to the principal amount of the Initial Recourse Debt (of which 0.001% of such distribution is being made on behalf of OLP GP).
          Section 2.30 Distribution of Cash by MLP to DCP GP LP. MLP hereby distributes, grants, bargains, conveys, assigns, transfers, sets over and delivers to DCP GP LP, its successors and assigns, for its and their own use forever, all right, title and interest in and to cash in an amount equal to amount received by MLP pursuant to Section 2.29.
          Section 2.31 Loan of Cash by DCP GP LP to DEFS. DCP GP LP hereby loans to DEFS cash in an amount equal to amount received by DCP GP LP pursuant to Section 2.30 and, in connection therewith, DEFS agrees to execute a promissory note in the form attached hereto as Exhibit E as completed to reflect the principal amount of the loan from DCP GP LP to DEFS.

          Section 2.32 Distribution of Member Interest in Black Holdings by DCP Assets Holdings to OLP and DCP Assets Holdings GP. DCP Assets Holdings hereby distributes, grants, bargains, conveys, assigns, transfers, sets over and delivers to OLP and DCP Assets Holdings GP, their successors and assigns, for its and their own use forever, all right, title and interest in and to a 0.001% member interest in Black Lake Holdings, on a pro rata basis in accordance with their respective ownership interests in DCP Assets Holdings, and each of OLP and DCP Assets Holdings GP hereby accept such distribution.
          Section 2.33 Conveyance of Member Interest in Black Lake Holdings by OLP to DCP Assets Holdings GP. OLP hereby grants, bargains, conveys, assigns, transfers, sets over and delivers to DCP Assets Holdings GP, its successors and assigns, for its and their own use forever, all right, title and interest in and to its member interest in Black Lake Holdings, as a capital contribution, and DCP Assets Holdings GP hereby accepts such member interest as a contribution to the capital of DCP Assets Holdings GP.
          Section 2.34 Conversion of Black Lake Holdings to a Limited Partnership. The Parties acknowledge that Black Lake Holdings has adopted articles of conversion in the form attached hereto as Exhibit F and pursuant thereto (i) has converted to Black Lake Holdings, LP, a Delaware limited partnership, and (ii) has designated DCP Assets Holdings GP as the general partner thereof and DCP Assets Holdings as the sole limited partner thereof.
ARTICLE 3
ADDITIONAL TRANSACTIONS
          Section 3.1 Purchase of Additional Common Units. If the Option is exercised in whole or in part, the public, through the Underwriters, will contribute additional cash to MLP in exchange for up to an additional 1,350,000 Common Units.
          Section 3.2 Purchase of Securities by OLP and Incurrence of Recourse Debt by OLP. The Parties acknowledge, in the event that the Option is exercised in whole or in part, (i) the contribution by MLP to OLP an amount of cash equal to the net proceeds received by MLP pursuant to Section 3.1, (ii) the purchase of OLP of up to $27.1 million in principal amount of Securities utilizing the cash received by OLP from MLP pursuant to clause (i) of this Section 3.2, (iii) the incurrence of the Subsequent Recourse Debt by OLP, (iv) the pledge of the Securities referred to in clause (ii) of this Section 3.2 as collateral for the borrowings under the Term Loan Facility and (v) the guarantee of the Subsequent Recourse Debt, if any, by MLP.
          Section 3.3 Distribution of Proceeds from Additional Borrowings by OLP to MLP. In the event the Option is exercised in whole or in part, OLP hereby agrees to distribute, grant, bargain, convey, assign, transfer, set over and deliver to MLP, its successors and assigns, for its and their own use forever, all right, title and interest in and to cash in an amount equal to the principal amount of the Subsequent Recourse Debt (of which 0.001% of such distribution is being made on behalf of OLP GP).
          Section 3.4 Redemption of Common Units. MLP hereby agrees to redeem a number of Common Units held by DCP LP Holdings equal to the number of Common Units issued to the public, through the underwriters, upon exercise of the Option, if any, at a redemption price per Common Unit equal to the initial public offering price per Common Unit, net of underwriting discounts.
          Section 3.5 Loan of Cash by DCP GP LP to DEFS. DCP LP Holdings hereby agrees to loan to DEFS cash in an amount equal to amount received by DCP LP Holdings pursuant to Section 3.4, if any, and, in connection therewith, DEFS agrees to execute a promissory note in the form attached hereto as Exhibit E as completed to reflect the principal amount of the loan from DCP LP Holdings to DEFS.
ARTICLE 4
TITLE MATTERS
          Section 4.1 Encumbrances.
          (a) Except to the extent provided in any other document executed in connection with this Agreement or the Offering, the contribution and conveyance (by operation of law or otherwise) of the various physical assets owned as reflected in this Agreement (collectively, the “Assets”) are made expressly subject to all recorded and unrecorded liens (other than consensual liens), encumbrances, agreements, defects, restrictions, adverse claims and all laws, rules, regulations, ordinances, judgments and orders of governmental authorities or tribunals having or asserting jurisdictions over the Assets and operations conducted thereon or in connection therewith, in each case to the extent the same are valid and enforceable and affect the Assets, including all matters that a current survey or visual inspection of the Assets would reflect.
          (b) To the extent that certain jurisdictions in which the Assets are located may require that documents be recorded in order to evidence the transfers of title reflected in this Agreement, then the provisions set forth in Section 4.1(a) immediately above shall also be applicable to the conveyances under such documents.
          Section 4.2 Disclaimer of Warranties; Subrogation; Waiver of Bulk Sales Laws.
          (a) EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING INCLUDING, WITHOUT LIMITATION THE OMNIBUS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE ASSETS INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF THE ASSETS GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON THE ASSETS, (B) THE INCOME TO BE DERIVED FROM THE ASSETS, (C) THE SUITABILITY OF THE ASSETS FOR ANY AND ALL ACTIVITIES AND USES

THAT MAY BE CONDUCTED THEREON, (D) THE COMPLIANCE OF OR BY THE ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING WITHOUT LIMITATION ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE ASSETS. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT EACH HAS HAD THE OPPORTUNITY TO INSPECT THE RESPECTIVE ASSETS, AND EACH IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE RESPECTIVE ASSETS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OF THE PARTIES. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT, NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT, EACH OF THE PARTIES ACKNOWLEDGES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE CONTRIBUTION OF THE ASSETS AS PROVIDED FOR HEREIN IS MADE IN AN “AS IS”, “WHERE IS” CONDITION WITH ALL FAULTS, AND THE ASSETS ARE CONTRIBUTED AND CONVEYED SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION. THIS SECTION SHALL SURVIVE SUCH CONTRIBUTION AND CONVEYANCE OR THE TERMINATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE ASSETS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING, INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT.
          (b) The contributions of the Assets made under this Agreement are made with full rights of substitution and subrogation of the respective parties receiving such contributions, and all persons claiming by, through and under such parties, to the extent assignable, in and to all covenants and warranties by the predecessors-in-title of the parties contributing the Assets, and with full subrogation of all rights accruing under applicable statutes of limitation and all rights of action of warranty against all former owners of the Assets.
          (c) Each of the Parties agrees that the disclaimers contained in this Section 4.2 are “conspicuous” disclaimers. Any covenants implied by statute or law by the use of the words “grant,” “convey,” “bargain,” “sell,” “assign,” “transfer,” “deliver,” or “set over” or any of them or any other words used in this Agreement or any exhibits hereto are hereby expressly disclaimed, waived or negated.
          (d) Each of the Parties hereby waives compliance with any applicable bulk sales law or any similar law in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.
ARTICLE 5
FURTHER ASSURANCES
          Section 5.1 Further Assurances. From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, or (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and to more fully and effectively carry out the purposes and intent of this Agreement.
          Section 5.2 Other Assurances. From time to time after the Effective Time, and without any further consideration, each of the Parties shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement. Without limiting the generality of the foregoing, the Parties acknowledge that the parties have used their good faith efforts to attempt to identify all of the assets being contributed to the MLP or its subsidiaries as required in connection with the Offering. However, due to the age of some of those assets and the difficulties in locating appropriate data with respect to some of the assets it is possible that assets intended to be contributed to the MLP or its subsidiaries were not identified and therefore are not included in the assets contributed to the MLP or its subsidiaries. It is the express intent of the Parties that the MLP or its subsidiaries own all assets necessary to operate the assets that are identified in this Agreement and in the Registration Statement. To the extent any assets were not identified but are necessary to the operation of assets that were identified, then the intent of the Parties is that all such unidentified assets are intended to be conveyed to the appropriate members of the Partnership Group. To the extent such assets are identified at a later date, the Parties shall take the appropriate actions required in order to convey all such assets to the appropriate members of the Partnership Group. Likewise, to the extent that assets are identified at a later date that were not intended by the parties to be conveyed as reflected in the Registration Statement, the Parties shall take the appropriate actions required in order to convey all such assets to the appropriate party.

ARTICLE 6
EFFECTIVE TIME
     Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article 2 or Article 3 of this Agreement shall be operative or have any effect until the Effective Time, at which time all the provisions of Article 2 and Article 3 of this Agreement shall be effective and operative in accordance with Article 7, without further action by any party hereto.
ARTICLE 7
MISCELLANEOUS
          Section 7.1 Order of Completion of Transactions. The transactions provided for in Article 2 and Article 3 of this Agreement shall be completed immediately following the Effective Time in the following order: first, the transactions provided for in Article 2 shall be completed in the order set forth therein; and second, following the completion of the transactions as provided in Article 2, the transactions, if they occur, provided for in Article 3 shall be completed.
          Section 7.2 Costs. Except for the transaction costs set forth in Section 2.26, the OLP shall pay all expenses, fees and costs, including but not limited to, all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder and shall pay all documentary, filing, recording, transfer, deed, and conveyance taxes and fees required in connection therewith. In addition, the OLP shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the implementation of any conveyance or delivery pursuant to Section 5.1 or Section 5.2.
          Section 7.3 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

          Section 7.4 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.
          Section 7.5 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.
          Section 7.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.
          Section 7.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof.
          Section 7.8 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.
          Section 7.9 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an Amendment to this Agreement.
          Section 7.10 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This document and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.
          Section 7.11 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

DCP MIDSTREAM PARTNERS, LP

By:	DCP Midstream GP, LP, its general partner

	By:	DCP Midstream GP, LLC, its
general partner

		By:	/s/ Michael J. Bradley

		Name:	Michael J. Bradley

		Title:	President and Chief Executive Officer

DCP MIDSTREAM OPERATING, LP

By:	DCP Midstream Operating, LLC, its general partner

	By:	/s/ Michael J. Bradley

	Name:	Michael J. Bradley

	Title:	President and Chief Executive Officer

DCP MIDSTREAM GP, LLC

By:	/s/ Michael J. Bradley

Name:	Michael J. Bradley

Title:	President and Chief Executive Officer

DCP MIDSTREAM GP, LP

By:	DCP Midstream GP, LLC, its general partner

	By:	/s/ Michael J. Bradley

	Name:	Michael J. Bradley

	Title:	President and Chief Executive Officer

[Signature Page to the Contribution Agreement]

DUKE ENERGY FIELD SERVICES, LLC

By:	/s/ Brent L. Backes

Name:	Brent L. Backes

Title:	Vice President, General Counsel and Secretary

DEFS HOLDING 1, LLC

By:	/s/ Brent L. Backes

Name:	Brent L. Backes

Title:	Vice President, General Counsel and Secretary

DEFS HOLDING, LLC

By:	/s/ Brent L. Backes

Name:	Brent L. Backes

Title:	Vice President, General Counsel and Secretary

DCP ASSETS HOLDINGS, LP

By:	DCP Assets Holdings GP, LLC, its general partner

	By:	/s/ Michael J. Bradley

	Name:	Michael J. Bradley

	Title:	President and Chief Executive Officer

DCP ASSETS HOLDINGS GP, LLC

By:	/s/ Michael J. Bradley

Name:	Michael J. Bradley

Title:	President and Chief Executive Officer

[Signature Page to the Contribution Agreement]

DUKE ENERGY GUADALUPE PIPELINE HOLDINGS, INC.

By:	/s/ Brent L. Backes

Name:	Brent L. Backes

Title:	Vice President, General Counsel and Secretary

DUKE ENERGY NGL SERVICES, LP

By:	DEFS Holding, LLC, its general partner

	By:	/s/ Brent L. Backes

	Name:	Brent L. Backes

	Title:	Vice President, General Counsel and Secretary

DCP LP HOLDINGS, LP

By:	Duke Energy Field Services, LLC, its general partner

	By:	/s/ Brent L. Backes

	Name:	Brent L. Backes

	Title:	Vice President, General Counsel and Secretary

DCP BLACK LAKE HOLDINGS, LP

By:	DCP Assets Holdings GP, LLC, its general partner

	By:	/s/ Michael J. Bradley

	Name:	Michael J. Bradley

	Title:	President and Chief Executive Officer

[Signature Page to the Contribution Agreement]

Exhibit A
CERTIFICATE OF CONVERSION
TO
LIMITED LIABILITY COMPANY
OF
DUKE ENERGY GUADALUPE PIPELINE, INC.
     Pursuant to the provisions of Section 266 of the Delaware General Corporation Law (the “DGCL”) and Section 18-214 of the Delaware Limited Liability Company Act (the “LLC Act”), Duke Energy Guadalupe Pipeline, Inc., a Delaware corporation (the “Corporation”), hereby executes this Certificate of Conversion to Limited Liability Company (“Certificate”) for the purpose of converting (the “Conversion”) the Corporation to a limited liability company (the “Limited Liability Company”) and, in connection therewith, certifies as follows:
1.	The Corporation’s name immediately prior to the filing of this Certificate is Duke Energy Guadalupe Pipeline, Inc. and its current state of incorporation is Delaware.

2.	The Corporation was formed on August 24, 1989 in the State of Delaware under the DGCL.

3.	The name of the Limited Liability Company into which the Corporation shall be converted is Duke Energy Guadalupe Pipeline, LLC and the Limited Liability Company shall be formed under the LLC Act.

4.	The Conversion of the Corporation to the Limited Liability Company has been duly approved and authorized in accordance with the provisions of Section 266 of the DGCL and Section 18-214 of the LLC Act.

5.	At the Effective Time (as defined below), by virtue of the Conversion and without any other action on the part of the Corporation, the issued and outstanding common stock of the Corporation shall be converted into membership interests of the Limited Liability Company on the basis of one membership interest for each one thousand (1,000) shares of common stock of the Corporation.

6.	This Certificate shall become effective as of 12:01 p.m. eastern time on December 7, 2005. (“Effective Time”).
     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of December 7, 2005.

DUKE ENERGY GUADALUPE PIPELINE, INC.
By:
Name:
Title:

Exhibit B
ARTICLES OF CONVERSION
OF
GAS SUPPLY RESOURCES INC.
TO
GAS SUPPLY RESOURCES LLC
     Pursuant to the provisions of Article 5.18 of the Texas Business Corporation Act (the “TBCA”) and Article 10.09 of the Texas Limited Liability Company Act (the “TLLCA”), Gas Supply Resources Inc., a Texas corporation, hereby adopts and authorizes for filing with the Texas Secretary of State the following Articles of Conversion for the purpose of effecting the conversion described below (the “Conversion”):
     1. A plan of conversion (the “Plan of Conversion”) has been adopted and approved by the Converting Entity in accordance with the provisions of Article 5.17 of the TBCA and Article 10.08 of the TLLCA providing for the Conversion of Gas Supply Resources Inc., a corporation incorporated under the laws of the State of Texas (the “Converting Entity”) into Gas Supply Resources LLC, a limited liability company to be formed under the laws of the State of Texas (the “Converted Entity”).
     2. The executed Plan of Conversion is on file at the principal place of business of the Converting Entity at 370 17th Street, Suite 2500, Denver, Colorado 80202. The executed Plan of Conversion will be on file, from and after the Conversion, at the principal place of business of the Converted Entity at 370 17th Street, Suite 2500, Denver, Colorado 80202.
     3. A copy of the Plan of Conversion will be furnished by the Converting Entity (prior to the Conversion) or the Converted Entity (after the Conversion), on written request and without cost, to any shareholder of the Converting Entity or member of the Converted Entity.
     4. The Converting Entity has outstanding 400 shares of common stock, par value $0.01 per share (being the Converting Entity’s only outstanding class of capital stock), all of which were voted in favor of the Conversion.
     5. The Converted Entity will be liable for the payment of all filing fees and franchise taxes required by law to be paid by the Converting Entity.
     6. Approval of the Plan of Conversion was duly authorized by all action required by the laws under which the Converting Entity was formed and by its constituent documents.
     7. These Articles of Conversion shall become effective as of 11:02 a.m. CDT on December 7, 2005.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Conversion as of the 7th day of December, 2005.

GAS SUPPLY RESOURCES INC.
By:
Name:
Title:

Exhibit C
ARTICLES OF CONVERSION
OF
GSRI TRANSPORTATION INC.
TO
GSRI TRANSPORTATION LLC
     Pursuant to the provisions of Article 5.18 of the Texas Business Corporation Act (the “TBCA”) and Article 10.09 of the Texas Limited Liability Company Act (the “TLLCA”), Gas Supply Resources Inc., a Texas corporation, hereby adopts and authorizes for filing with the Texas Secretary of State the following Articles of Conversion for the purpose of effecting the conversion described below (the “Conversion”):
     1. A plan of conversion (the “Plan of Conversion”) has been adopted and approved by the Converting Entity in accordance with the provisions of Article 5.17 of the TBCA and Article 10.08 of the TLLCA providing for the Conversion of GSRI Transportation Inc., a corporation incorporated under the laws of the State of Texas (the “Converting Entity”) into GSRI Transportation LLC, a limited liability company to be formed under the laws of the State of Texas (the “Converted Entity”).
     2. The executed Plan of Conversion is on file at the principal place of business of the Converting Entity at 370 17th Street, Suite 2500, Denver, Colorado 80202. The executed Plan of Conversion will be on file, from and after the Conversion, at the principal place of business of the Converted Entity at 370 17th Street, Suite 2500, Denver, Colorado 80202.
     3. A copy of the Plan of Conversion will be furnished by the Converting Entity (prior to the Conversion) or the Converted Entity (after the Conversion), on written request and without cost, to any shareholder of the Converting Entity or member of the Converted Entity.
     4. The Converting Entity has outstanding 500 shares of common stock, par value $0.01 per share (being the Converting Entity’s only outstanding class of capital stock), all of which were voted in favor of the Conversion.
     5. The Converted Entity will be liable for the payment of all filing fees and franchise taxes required by law to be paid by the Converting Entity.
     6. Approval of the Plan of Conversion was duly authorized by all action required by the laws under which the Converting Entity was formed and by its constituent documents.
     7. These Articles of Conversion shall become effective as of 11:03 a.m. CDT on December 7, 2005.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Conversion as of the 7th day of December, 2005.

GSRI TRANSPORTATION INC.
By:
Name:
Title:

Exhibit D
ASSIGNMENT AND ASSUMPTION AGREEMENT
(Black Lake Pipe Line Company General Partnership)
     This Assignment and Assumption Agreement (this “Assignment”) is entered into as of the ___day of ___, 2005 (the “Effective Date”), by and among Duke Energy NGL Services, LP, a Delaware limited partnership (“Assignor”) and DCP Black Lake Holdings, LLC (“Assignee”).
     WHEREAS, Assignor owns a 50% general partnership interest in the Black Lake Pipe Line Company, a Texas general partnership (the “Partnership”); and
     WHEREAS, Assignor has determined it to be in its best interest to assign a 45% general partnership interest in the Partnership (herein referred to as the “Transferred Partnership Interest”) to Assignee; and
     WHEREAS, Assignor shall consummate the assignment of the Transferred Partnership Interest per Section 9.4 of that certain Agreement of General Partnership of Black Lake Pipe Line Company dated August 7, 1996 (the “Partnership Agreement”), between Assignor’s predecessor in interest and Black Lake Pipe Line Company, Inc. (the “Non-Transferring Partner”); and
     WHEREAS, said Section 9.4 of the Partnership Agreement requires that each of Assignor and Assignee perform and/or assume certain undertakings for the benefit of the Non-Transferring Partner (the “Undertakings”); and
     WHEREAS, Assignor and Assignee are executing this Assignment for the purpose of (i) transferring the Transferred Partnership Interest from Assignor to Assignee and (ii) completing and/or documenting the Undertakings for the benefit of the Non-Transferring Partner.
     NOW THEREFORE, in consideration of the mutual agreements contained herein, Assignor and Assignee hereby agree as follows:
     1. Definitions and Section References. All capitalized terms used in this Assignment and not defined herein shall have the meanings defined in the Partnership Agreement, and all section or article references contained herein shall be to sections or articles of the Partnership Agreement.
     2. Assignment of the Transferred Partnership Interest. Assignor does hereby assign, transfer and convey all of its right, title and interest in and to the Transferred Partnership Interest and the rights and benefits represented thereby to Assignee.
     3. Certifications and Covenants Under Section 9.4 of the Partnership Agreement. Assignor and Assignee, as applicable, covenant and certify to the following:
     (a) Assignee is not in receivership, bankruptcy, insolvency, dissolution or similar proceeding;
     (b) Assignee is a Qualified Purchaser;
     (c) Assignor hereby agrees to remain liable, as guarantor and otherwise, for compliance by Assignee with all of Assignor’s obligations under the Partnership Agreement;

     (c) Assignee does hereby agree to be bound by the terms and conditions of the Partnership Agreement, and Assignee’s execution of this Assignment shall be deemed to be an execution of the Partnership Agreement, as amended through the Effective Date, and the Non-Transferring Partner shall have the right to construe Assignee’s execution of this Assignment as execution of the Partnership Agreement; and
     (d) this Assignment has been conducted in accordance with all applicable securities and other laws and will not result in the Partnership or any Partner becoming subject to the Public Utility Holding Company Act of 1935 or the Investment Company Act of 1940, or comparable state statues or regulations.
     5. No Third Party Beneficiary. With the exception of the Non-Transferring Partner this Assignment is intended solely for the benefit of Assignor and Assignee and shall not impart any rights enforceable by any other person or entity (other than the Non-Transferring Partner and its permitted successors and assigns).
     6. Miscellaneous. This Assignment (a) shall be governed and construed in accordance with the laws of the State of Texas and (b) may be signed in one or more counterparts, which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Assignment effective as of the first date written above.

“ASSIGNOR” DUKE ENERGY NGL SERVICES, LP
By:	_________________________________________
Its:	_________________________________________

“ASSIGNEE” DCP BLACK LAKE HOLDINGS, LLC
By:	_________________________________________
Its:	_________________________________________

Exhibit E
PROMISSORY NOTE

$___,000,000	December ___, 2005
     FOR VALUE RECEIVED, the undersigned, Duke Energy Field Services, LLC, a Delaware limited liability company (the “Borrower”), promises to pay to the order of DCP Midstream GP, LP, a Delaware limited partnership (the “Lender”), at its office at 370 17th Street, Suite 2775, Denver, Colorado 80202, ON DEMAND, the principal sum of [______ MILLION DOLLARS AND NO CENTS ($___,000,000.00)], together with interest on the principal amount from time to time outstanding hereunder payable without necessity for demand therefor, as set forth herein.
     The Lender shall record on its books or records the principal amount of this Note and the principal balances from time to time outstanding. The record thereof shall be prima facie evidence as to all such amounts; provided, however, that the failure of the Lender to record any of the foregoing shall not limit or otherwise affect the obligation of the Borrower to repay amounts owing under this Note.
     Interest on the principal amount from time to time outstanding hereunder shall accrue at an interest rate equal to the greater of 5.0% per annum or at the applicable short-term federal rate in effect under Section 1274(d) of the Internal Revenue Code of 1986, as amended, for the period in which interest is being accrued; provided, however, that upon the occurrence and during the continuance of any default by the Borrower in the payment of any amount due under this Note, interest shall accrue and be payable by the Borrower on such unpaid amount at a rate per annum equal to two percentage points above the rate otherwise applicable as set forth herein. Interest shall be due and payable on January 1, April 1, July 1 and October 1 of each year commencing on the date of this Note until paid or on the date on which the outstanding principal amount of this Note shall become due and payable upon demand or by acceleration. Interest shall be computed on the basis of a year of 365 (or 366, as the case may be) days and for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable.
     Prepayments may be made on this Note at any time, without any penalty or premium. All payments hereunder shall be in such lawful money of the United States of America as shall be legal tender for public and private debts at the time of payment.
     This Note shall be governed by and construed in accordance with the laws of the State of Texas.

Duke Energy Field Services, LLC

By:

Name:

Title:

Exhibit F
CERTIFICATE OF CONVERSION
FROM A LIMITED LIABILITY COMPANY TO A
LIMITED PARTNERSHIP PURSUANT TO SECTION 17-217
OF THE DELAWARE REVISED UNIFORM LIMITED PARTNERSHIP ACT
1.	The jurisdiction where the limited liability company was first formed is Delaware.
2.	The date on which the limited liability company was first formed is November 30, 2005.
3.	The name of the limited liability company immediately prior to the filing of this certificate is DCP Black Lake Holdings, LLC.
4.	The name of the limited partnership as set forth in its Certificate of Limited Partnership filed in accordance with Section 17-217(b) is DCP Black Lake Holdings, LP.
5.	This Certificate shall become effective as of 12:04 p.m. eastern time on December 7, 2005.
EXECUTED as of the 7th day of December, 2005.

DCP BLACK LAKE HOLDINGS, LP By: DCP Assets Holdings GP, LLC its General Partner

By:
Michael S. Richards
Vice President, General Counsel and Secretary